                                                                    Exhibit 25.1


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM T-1

                         STATEMENT OF ELIGIBILITY UNDER
                      THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE
               Check if an Application to Determine Eligibility of
                     a Trustee Pursuant to Section 305(b)(2)
             -------------------------------------------------------

                         U.S. BANK NATIONAL ASSOCIATION
               (Exact name of Trustee as specified in its charter)

                                   31-0841368
                       I.R.S. Employer Identification No.

         180 East Fifth Street
          St. Paul, Minnesota                                            55101
(Address of principal executive offices)                              (Zip Code)

                                  Frank Leslie
                         U.S. Bank National Association
                              180 East Fifth Street
                               St. Paul, MN 55101
                                 (651) 244-8677
            (Name, address and telephone number of agent for service)

                    STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
                          SHERATON HOLDING CORPORATION
                     (Issuer with respect to the Securities)

                           Maryland                                               52-1193298
                            Nevada                                                88-0340591
(State or other jurisdiction of incorporation or organization)       (I.R.S. Employer Identification No.)

                    1111 Westchester Avenue                                         10604
                    White Plains, New York
            (Address of Principal Executive Offices)                              (Zip Code)

                          7 3/8% SENIOR NOTES DUE 2007
                          7 7/8% SENIOR NOTES DUE 2012
                       (TITLE OF THE INDENTURE SECURITIES)

                                    FORM T-1

ITEM 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

             a) Name and address of each examining or supervising authority to which it is subject. Comptroller of the Currency Washington, D.C.

             b)   Whether it is authorized to exercise corporate trust powers.
                  Yes

ITEM 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
                  None

ITEMS 3-15   Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

ITEM 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

             1.   A copy of the Articles of Association of the Trustee.*

             2. A copy of the certificate of authority of the Trustee to commence business.*

             3. A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

             4.   A copy of the existing bylaws of the Trustee.*

             5. A copy of each Indenture referred to in Item 4. Not applicable.

             6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

             7. Report of Condition of the Trustee as of December 31, 2001, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.


* Incorporated by reference to Registration Number 333-67188.

                                      NOTE

      The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.


                                    SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 15th day of November, 2002.

                                        U.S. BANK NATIONAL ASSOCIATION

                                        By: /s/ Frank P. Leslie III
                                            -----------------------------------
                                            Frank P. Leslie III
                                            Vice President

By: /s/ Lori-Anne Rosenberg
    --------------------------------
    Lori-Anne Rosenberg
    Assistant Vice President

                                    EXHIBIT 6

                                     CONSENT

      In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated:  November 15, 2002


                                         U.S. BANK NATIONAL ASSOCIATION

                                         By: /s/ Frank P. Leslie III
                                             ----------------------------------
                                             Frank P. Leslie III
                                             Vice President

By: /s/ Lori-Anne Rosenberg
    --------------------------------
    Lori-Anne Rosenberg
    Assistant Vice President

                                    EXHIBIT 7
                         U.S. BANK NATIONAL ASSOCIATION
                        STATEMENT OF FINANCIAL CONDITION
                                 AS OF 6/30/2002

                                    ($000'S)

                                                     6/30/2002
                                                     ---------
ASSETS
    Cash and Due From Depository Institutions      $  7,701,764
    Federal Reserve Stock                                     0
    Securities                                       30,378,793
    Federal Funds                                       894,653
    Loans & Lease Financing Receivables             111,796,073
    Fixed Assets                                      1,645,483
    Intangible Assets                                 8,367,221
    Other Assets                                      6,633,874
                                                   ------------
        TOTAL ASSETS                               $167,417,861

LIABILITIES
    Deposits                                       $109,744,434
    Fed Funds                                         2,967,542
    Treasury Demand Notes                                     0
    Trading Liabilities                                 205,636
    Other Borrowed Money                             25,663,586
    Acceptances                                         164,926
    Subordinated Notes and Debentures                 5,332,594
    Other Liabilities                                 4,131,747
                                                   ------------
        TOTAL LIABILITIES                          $148,210,465

EQUITY
    Minority Interest in Subsidiaries              $    989,046
    Common and Preferred Stock                           18,200
    Surplus                                          11,310,529
    Undivided Profits                                 6,889,621
                                                   ------------
        TOTAL EQUITY CAPITAL                       $ 19,207,396

TOTAL LIABILITIES AND EQUITY CAPITAL               $167,417,861

To the best of the undersigned's determination, as of the date hereof, the above financial information is true and correct.

U.S. BANK NATIONAL ASSOCIATION

By:   /s/ Frank P. Leslie III
      ----------------------------------
      Vice President

Date: November 15, 2002